Exhibit 1








               CONSOLIDATED NATURAL GAS COMPANY

   STANDARD PURCHASE AGREEMENT PROVISIONS -- DEBT SECURITIES

                           INCLUDING

                  FORM OF PURCHASE AGREEMENT


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               CONSOLIDATED NATURAL GAS COMPANY
   STANDARD PURCHASE AGREEMENT PROVISIONS -- DEBT SECURITIES


          From time to time, Consolidated Natural Gas Company, a Delaware corporation ("Company"), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Pur-chase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agree-ment". Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

          1. Introductory. The Company proposes to issue and sell from time to time debt securities registered under the registration statement referred to in Section 2(a) ("Securi-ties"). The Securities will be issued under an Indenture, dated as of May 1, 1971 between the Company and Chemical Bank, as Trustee, Securities Resolutions (if permitted by and as defined in such Indenture) or supplemental indentures, includ-ing a Securities Resolution or supplemental indenture pertain-ing to the particular series of Securities involved in the offering ("Indenture"), and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale. The Securities involved in any such offering are hereinafter referred to as the "New Secu-rities", and the purchaser or purchasers, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such New Securities. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agree-ment either on behalf of themselves only or on behalf of them-selves and as representatives of the several Purchasers named in Schedule A thereto ("Schedule A"), as the case may be, unless one of such Purchasers shall have been appointed repre-sentative ("Representative") of all of the Purchasers who sign the Purchase Agreement, in which case, the terms "you" and "your" shall mean such Purchaser acting in its capacity as Representative.

          2.   Representations and Warranties of the Company.
The Company represents and warrants to and agrees with each Purchaser that:




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          (a)  A registration statement on Form S-3 relating to
the Securities including a prospectus and all documents incor-porated by reference therein has been filed with the Securities and Exchange Commission ("Commission") and has become effec-tive. Such registration statement, including the prospectus set forth therein, as amended by a prospectus supplement with respect to the offering of New Securities referred to in
Section 1 and all prior amendments and supplements thereto (other than supplements and amendments relating to Securities that are not New Securities), including all documents filed as a part thereof or incorporated therein, is hereinafter referred to as the "Registration Statement" and such prospectus, as so amended or supplemented (including all material incorporated by reference therein) is hereinafter referred to as the "Prospectus".

          (b) The Registration Statement and the Prospectus in all material respects comply with the provisions of the Securi-ties Act of 1933, as amended ("Act"), and the applicable rules and regulations of the Commission thereunder ("Rules and Regu-lations") and the Trust Indenture Act of 1939 ("Trust Indenture Act"); the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the state-ments therein not misleading, and the Prospectus does not con-tain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 as of the respective dates on which they were filed com-plied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations there-under (the "Exchange Act Rules and Regulations") and, on said dates, and at the time of purchase, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not mis-leading, except that the Company makes no warranty or represen-tation to any Purchaser with respect to any statement contained in or any matter omitted from the Registration Statement or Prospectus, which statements were made, or matters omitted, in reliance upon and in conformity with information furnished in writing to the Company through you for use in the Registration Statement and Prospectus.

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          (c)  The Commission has issued an order under the
Public Utility Holding Company Act of 1935 ("PUHCA") permitting to become effective the Form U-1 Declaration filed by the Com-pany with respect to the issue and sale of the Securities (including the New Securities), such order being subject, how-ever, to such supplemental orders, if any, as the Commission may issue under PUHCA. A copy of such order heretofore issued by the Commission has been or will be delivered to the Purchasers.

          (d) Except as otherwise contemplated herein, no approval, authorization, consent, certificate or order of any State commission or regulatory authority is necessary with respect to the issuance or the sale of the New Securities by the Company.

          (e) Since the respective dates as of which informa-tion is given in the Registration Statement and Prospectus, there has been no material and unfavorable change in the condi-tion of the Company and its subsidiaries, on a consolidated basis, financial or otherwise, other than as referred to in the Registration Statement and Prospectus.

          (f) The consummation of the transactions herein con-templated and the performance by the Company of the terms of this Agreement will not result in the breach by the Company of any terms of, or constitute a default under, any other agree-ment or undertaking of the Company.

          3. Delivery and Payment. Payment for the New Secu-rities shall be made to the Company or its order by certified or official bank check or checks payable in New York Clearing-house funds (unless otherwise specified in the Purchase Agree-ment, in which case payment shall be made as so specified) at the office of the Company, 44 Wall Street, New York, New York 10005 (unless another place is specified in the Purchase Agree-ment, in which case such payment shall be made at the place so specified), against the delivery of the New Securities at said office to the Purchasers or you for the respective accounts of the Purchasers. Such payment and delivery shall be made at 10:00 A.M., New York time, on the date set forth in the Pur-chase Agreement, unless another time shall be agreed to by the Company and by you or unless postponed in accordance with the provisions of Section 8 hereof. The time at which payment and delivery are actually made is hereinafter sometimes called "time of purchase".



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          You shall specify the denominations of the New Secu-
rities to be delivered and the name and address in which each New Security is to be registered, by notice delivered to the Company not later than 10:00 A.M., New York time, on the third business day preceding the time of purchase. For the purpose of expediting the checking of the New Securities by you, the Company agrees to make the New Securities available to you, at an office in New York City designated by the Trustee, not later than 2:00 P.M., New York time, on the first business day pre-ceding the time of purchase.

          4. Covenants of the Company. The Company covenants and agrees with the several Purchasers:

          (a) To advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any New Securities at any time when a prospectus relating to such New Securities is required to be delivered under the Act and will furnish to you a copy of each such pro-posed amendment or supplement prior to the filing thereof;

          (b) If at any time when a Prospectus relating to the New Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or if it is neces-sary at any time to amend or supplement the Registration State-ment or the Prospectus to comply with the Act, to promptly pre-pare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;

          (c) To furnish to you copies of the registration statement relating to the Securities as originally filed and all amendments thereto (at least one of which will be as filed with the Commission via EDGAR and will include all exhibits except those incorporated by reference to previous filings with the Commission), a copy of each consent and certificate of independent accountants and of each other person whose profes-sion gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, each related prospectus, the Pro-spectus, and all amendments and supplements to such documents (except supplements relating to Securities that are not New Securities) as filed with the Commission via EDGAR, in each case as soon as available and in such quantities as you may

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reasonably request for the purpose contemplated by the Act and to furnish to you sufficient copies of the foregoing (including copies of the Registration Statement (other than exhibits and consents filed as exhibits to the Registration Statement)) for distribution of two copies of the Registration Statement and a sufficient number of copies of the Prospectus to each of the other Purchasers;

          (d) To furnish such proper information as may be required and otherwise to cooperate in qualifying the New Secu-rities for sale and in determining their eligibility for investment under the laws of such jurisdictions as you may des-ignate and to pay or reimburse you for expenses and reasonable legal fees incurred in connection therewith, provided, that the Company shall not be required to qualify as a foreign corpora-tion or to file a consent to service of process in any state;

          (e) To advise you promptly (confirming such advice in writing) of any request made by the Commission for amend-ments to the Registration Statement or Prospectus or for addi-tional information with respect thereto or of notice of insti-tution of proceedings for, or the entry of, a stop order sus-pending the effectiveness of the Registration Statement, and if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

          (f) For a period of five years from the date hereof to furnish to you and to each other Purchaser who may so request (i) as soon as practicable after the close of each fis-cal year a copy of the Company's annual report to stockholders for such year; (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; and (iii) copies of documents, reports and information fur-nished to Securityholders pursuant to the provisions of the Indenture;

          (g) During such period of time after the effective date of the Registration Statement as the Purchasers are required by law to deliver a prospectus in connection with any sale of the New Securities contemplated by the Prospectus, if any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is deliv-ered to a Purchaser, to amend or supplement the Prospectus by

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either (i) preparing and filing with the Commission and fur-
nishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amend-ments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is deliv-ered to a Purchaser, not misleading; provided that should such event relate solely to the activities of any of the Purchasers, then the Purchasers shall assume the expense of preparing any such amendment or supplement;

          (h) During such period of time after the date hereof as a prospectus relating to the New Securities is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act;

          (i)  To make generally available to its
securityholders (as contemplated by Rule 158 of the Rules and Regulations or otherwise) a consolidated earnings statement of the Company and its subsidiaries covering a twelve-month period beginning the first day of the first fiscal quarter occurring after the effective date of the Registration Statement, as soon as reasonably practicable after the termination of such twelve-month period;

          (j) To pay all expenses, fees and taxes, other than transfer taxes, in connection with (i) the preparation and fil-ing of the Registration Statement and Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, (ii) the issue, sale and delivery of the New Securities to the Purchasers, (iii) the qualification of the New Securities for sale and the determina-tion of their eligibility for investment under laws as afore-said, and (iv) the furnishing of the opinions (other than the opinion of Counsel for the Purchasers) and certificates referred to in Section 5 hereof;

          (k) To pay the fees and expenses of Cahill Gordon & Reindel (herein called "Counsel for the Purchasers") and to reimburse the Purchasers for their reasonable out-of-pocket expenses incurred in contemplation of the performance of this Agreement, in the event that the New Securities are not deliv-ered to and taken up and paid for by the Purchasers hereunder

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for any reason whatsoever except the failure or refusal of any
Purchaser to take up and pay for the New Securities for some reason not permitted by the terms of this Agreement. The Pur-chasers agree to pay the fees and expenses of Counsel for the Purchasers in any other event;

          (l)  To apply the net proceeds from the sale of New
Securities, together with other funds of the Company, as set forth under the heading "Use of Proceeds" in the Prospectus;

          (m) If a public offering of the New Securities is to be made (unless the Purchase Agreement shall provide other-wise), to use its best efforts to list the New Securities on the New York Stock Exchange; and

          (n) If a public offering of the New Securities is to be made, not to offer or sell any of the Company's debt securi-ties which are similar to the New Securities prior to ten busi-ness days after the time of purchase without your consent.

          5. Conditions of Purchasers' Obligations. The sev-eral obligations of the Purchasers hereunder are subject to the following conditions:

          (a) That at the time of purchase you shall be fur-nished with signed copies of the following, addressed to the Purchasers and with photostatic copies or signed or conformed counterparts thereof for each of the other Purchasers:

          (i) An opinion of counsel to the Company, stating in substance:

          (A) That the Company has been duly incorporated and is at the time of purchase validly existing as a corpora-tion in good standing under the laws of the State of Dela-ware, with charter power to carry on the business in which it is now engaged;

          (B) That the subsidiaries of the Company named in the Prospectus are validly organized and existing under the laws of the respective jurisdictions in which they are incorporated and that all of the outstanding capital stock of each such subsidiary company is owned by the Company and is not subject to any lien or encumbrance;

          (C) That this Agreement has been duly authorized, executed and delivered by the Company;


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          (D)  That the Indenture has been duly authorized,
     executed and delivered by the Company and is a valid instrument, legally binding upon the Company, that the New Securities have been duly authorized and issued and con-stitute the legal, valid and binding obligations of the Company and are entitled to the benefits provided by the Indenture, except, in each case, as limited by bankruptcy, insolvency, reorganization or similar laws affecting cred-itors' rights generally, and that the remedy of specific performance and other forms of equitable relief are sub-ject to the discretion of the court before which any pro-ceeding may be brought;

          (E) That the New Securities conform in all material respects as to legal matters with the statements concern-ing the New Securities in the Prospectus;

          (F) That the statements of the law and legal conclu-sions in the Prospectus set forth in the section "The Com-pany and Its Subsidiaries", "Certain Terms and Description of Securities and Indenture" and, in the Annual Report of the Company on Form 10-K incorporated by reference in the Prospectus (in the sections "[insert appropriate sections of 10-K]"), are to the best of the knowledge of said coun-sel true and accurate and do not omit to state any mate-rial facts required to be stated therein or necessary to make such statements not misleading;

          (G) That (i) the Registration Statement and the Pro-spectus and any amendment or supplement thereto (other than the financial statements and other financial and sta-tistical information contained therein, as to which such counsel need express no opinion) comply as to form with the requirements of Form S-3, the Rules and Regulations and the Trust Indenture Act; (ii) the documents incorpo-rated by reference in the Prospectus at the time the Reg-istration Statement became effective and at the time of purchase (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form with the requirements of the Exchange Act and the Exchange Act Rules and Regulations; and (iii) the Indenture has been duly qualified under the Trust Indenture Act;

          (H) The original order of the Commission referred to in subsection (c) of Section 2 of this Agreement has been obtained and, to the best of the knowledge of said

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     counsel, is in full force and effect; any required
     supplemental order of the Commission, referred to in sub-section (c) of Section 2 of this Agreement, has been duly issued and, to the best of the knowledge of said counsel, is in full force and effect; and no further approval, authorization, consent, certificate or order of any Fed-eral commission or regulatory authority is necessary with respect to the execution and delivery of the Indenture or the issue and sale of the New Securities by the Company as contemplated in this Agreement;

          (I) That all contracts of the Company and its sub-sidiaries that are required to be filed as exhibits to the Registration Statement under the Act and the Rules and Regulations have been so filed, and that to the extent required all material contracts of the Company and its subsidiaries have been properly described in the Registra-tion Statement and Prospectus; and

          (J) That such counsel has participated in the prepa-ration of the Registration Statement and Prospectus and no facts have come to the attention of such counsel to lead such counsel to believe that either the Registration Statement or the Prospectus at the time the Registration Statement or any amendment thereto became effective, or the Prospectus or any amendment or supplement thereto when the Prospectus or such amendment or supplement was filed, or the Prospectus as it may be amended or supplemented as of the time of purchase, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

         (ii) An opinion of Counsel for the Purchasers as to matters referred to in paragraph (a)(i) of this Section 5 under the subheadings (C), (D), (E), the third clause of
     (G) and (H) (except for the third clause, in lieu of which such counsel shall state that they are not aware of any approval of any other regulatory body being so required), and that the Registration Statement and the Prospectus, as of the date the Registration Statement became effective (other than the financial statements and other financial and statistical information contained therein, Exhibit 12 to the Registration Statement and the Form T-1 of the Trustee, as to which such counsel need express no opin-
     ion), appear to comply as to form in all material respects with the requirements of Form S-3 and the Rules and Regu-lations and the Trust Indenture Act. In addition such

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     counsel shall state that they have participated in confer-
     ences with officers and other representatives of the Com-pany, counsel for the Company and representatives of the independent accountants of the Company at which the con-tents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the state-ments contained in the Registration Statement and Prospec-tus (except as to the matters referred to in paragraph
     (a)(i) of this Section 5 under subheading (E)), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto when such Registration Statement or amendment became effective or the Prospectus or any supplement thereto when such supplement was filed contained an untrue statement of a material fact or omitted to state a mate-rial fact required to be stated therein or necessary to make the statements therein, in the light of the circum-stances in which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration State-ment or Prospectus, Exhibit 12 to the Registration State-ment, and the Form T-1 of the Trustee); and

        (iii) A letter, dated the time of purchase addressed to the Purchasers from the independent accountants for the Company to the effect that:

     (A) they are independent accountants within the meaning of the Act and the Rules and Regulations;

     (B) in their opinion, the consolidated financial state-ments audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations with respect to registration statements on Form S-3;

     (C) on the basis of procedures (but not an examination in accordance with generally accepted auditing stan-dards) consisting of:



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          (1)  reading the minutes of meetings of the stock-
               holders and the Board of Directors of the Com-pany and its consolidated subsidiaries since December 31, of the most recent preceding year as set forth in the minute books, but in no event through a specified date not more than five business days prior to the date of delivery of such letter;

          (2) reading the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of retained earn-ings for the periods included in the Company's quarterly reports on Form 10-Q for the current year (for the quarters ended March 31, June 30 and September 30, as the case may be), incorpo-rated by reference in the Registration Statement;

          (3) reading the unaudited consolidated financial data of the Company and subsidiaries for the period from the latest quarterly reporting period to the date of the latest available interim data, furnished by the Company, offi-cials of the Company having advised them that no such consolidated financial data as of any date or for any period subsequent to such latest date were available; and

          (4) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

     nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

               (a) the unaudited condensed consolidated data statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Exchange Act Rules and Regulations or said financial data are not stated on a basis substantially consistent with that of the audited financial statements

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                    incorporated by reference in the Registra-
                    tion Statement;

               (b) for the period from the date of the latest quarterly report on Form 10-Q to the date of the latest available unaudited consoli-dated income statement read by such accoun-tants, there were any decreases, as com-pared with the corresponding period of the prior year, in consolidated total operating revenue, in operating income or in net income, except in all instances for decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific decreases;

               (c) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than five days prior to the date of delivery of such letter, there was any change in common stock or long-term debt of the Company, or any decrease in total stockholders' equity as compared with amounts shown on the lat-est unaudited condensed consolidated bal-ance sheet included in the Registration Statement (including documents incorporated by reference), [except as to dividends on common stock that have been declared in the normal course of business, amortization of long-term debt discount or premium, the retirement of long-term debt to satisfy mandatory sinking fund requirements, and the issuance of common stock in connection with the Company's long-term incentive plans and thrift plans,]1 or, from the date of the latest available unaudited condensed consolidated income statement read by such accountants to the subsequent specified date, any decreases, as compared with the corresponding period in the preceding year, in consolidated total operating revenues, in operating income or in net income, except in all instances for changes or decreases which the Registration Statement
___________________

1    Relevant exceptions will be stated.

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                    (including documents incorporated by refer-
                    ence) discloses have occurred or may occur, or except as otherwise noted in such letter.

     (D) the specified dollar amounts (or percentages derived from such dollar amounts) under captions specified by the purchasers and agreed to by such independent accountants contained in the Registration Statement (including documents incorporated by reference), in each case to the extent that such dollar amounts and percentages are obtained from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation, is in agreement with such records or computations made therefrom, except as otherwise specified in such letter;

          (b) That no amendment to the Registration Statement in the form in which the Registration Statement is effective at the date of this Agreement, filed subsequent to the execution of this Agreement, or supplement to the Prospectus constituting a part of such Registration Statement, filed subsequently to the execution of this Agreement, shall contain information sub-stantially different from that contained in such Registration Statement or Prospectus which shall be unsatisfactory in sub-stance to you or unsatisfactory in form to Counsel for the Purchasers;

          (c) That prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commis-sion or proceedings therefor initiated or threatened; that at the time of purchase the Registration Statement, as amended or supplemented, shall not contain an untrue statement of a mate-rial fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supple-mented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) That since the respective dates as of which information is given in the Registration Statement and Prospec-tus and prior to the time of purchase, no material and

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unfavorable change in the condition of the Company and its
subsidiaries on a consolidated basis, financial or otherwise, shall have taken place (other than as referred to in the Regis-tration Statement and Prospectus); and the Company will, at the time of purchase, deliver to you, with photostatic copies for delivery to each of the Purchasers, a certificate of its Chair-man of the Board or its President or a Vice President and its Treasurer or an Assistant Treasurer that such a change has not occurred;

          (e) That subsequent to the date of this Agreement and prior to the time of purchase there shall not have occurred
(i) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating orga-nization" (as defined for purposes of Rule 436(g) under the Act); (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any decla-ration of war by Congress or any other substantial national or international calamity or emergency if, in your reasonable judgment, the effect of any such outbreak, escalation, declara-tion, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the New Securities; and

          (f) That the Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

          6. Conditions of Company's Obligations. The obli-gations of the Company with respect to the delivery of New
Securities shall be subject to the following conditions:

          (a) That prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commis-sion or proceedings therefor initiated or threatened; and

          (b) That no order or supplement to any order of the Commission relating to the issue or sale of the New Securities or to the application of the proceeds thereof shall contain any conditions or provisions that are not acceptable to the Com-pany, it being understood that no order in effect as of the date of this Agreement contains any such unacceptable condi-tions or provisions.

          7. Termination of Agreement. If a public offering of the New Securities is to be made by the Purchasers, this

Agreement may be terminated at any time prior to 5:30 P.M., New York time, on the first business day following the date of this Agreement (but not after the initial public offering of the New Securities) by you with the consent of the Purchasers (includ-ing you) who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the New Securities agreed to be purchased hereunder, if trading in securities on the New York Stock Exchange shall have been suspended or lim-ited (other than a temporary suspension in trading to provide for an orderly market), or minimum prices shall have been established on such exchange, or a banking moratorium shall have been declared by either Federal or New York State author-ities. This Agreement may also be terminated by you, with like consent whether or not a public offering of the New Securities has been made, at any time prior to the time of purchase, if the Company or any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity that is sub-stantial with respect to the property of the Company and its subsidiaries as a whole and that, in your judgment, shall ren-der it inadvisable to proceed with the delivery of the New Securities, whether or not such loss shall have been insured.

          The time of the "initial public offering", for the purposes of this Section 7, shall mean the time, after the exe-cution of this Agreement, of the release by you for publication of the first newspaper advertisement referring to the New Secu-rities, or the time, after the execution of this Agreement, at which the New Securities are first generally offered by the Purchasers to the public or to dealers by letter or telegram or otherwise, whichever shall first occur.

          If this Agreement is terminated as provided in this
Section 7, the Company and each other Purchaser shall be noti-fied promptly by telephone or telegram, confirmed by letter.
If this Agreement shall not be carried out by any Purchaser for any reason permitted under this Agreement or if the sale of the New Securities to the Purchasers as herein contemplated shall not be carried out because the Company shall be unable in good faith to comply with any of the terms of this Agreement or if the Company shall not deliver the New Securities for any rea-sons specified in Section 6 hereof, the Company shall not be under any obligation under this Agreement (except that the Com-pany shall remain liable to the extent provided in Sections 4(j), 4(k), 9 and 11 hereof) and the Purchasers (except any Purchasers in default hereunder) shall be under no liability to the Company nor be under any liability under this Agreement to one another.

          8. Default of Purchasers. If any Purchaser or Pur-chasers default in their obligations to purchase New Securities hereunder and the aggregate principal amount of New Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of New Securities or less, you may make arrangements satisfactory to the Company for the purchase of such New Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the time of purchase the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commit-ments hereunder, to purchase the New Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of New Securities with respect to which such default or defaults occur is more than the above percentage and arrange-ments satisfactory to you and the Company for the purchase of such New Securities by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Sections 4(j), 4(k), 9, 10 and 11. In the event that any Purchaser or Pur-chasers default in their obligation to purchase New Securities hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the time of purchase for a period of not more than five (5) full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other docu-ments, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. Nothing in this Section 8, how-ever, shall obligate any Purchaser to purchase or find purchas-ers for any principal amount of New Securities in excess of that agreed to be purchased by such Purchaser under the terms of this Agreement; nor shall anything herein operate to limit any rights which the Company may have against any Purchaser who shall for any reason other than a reason permitted hereunder fail to purchase the principal amount of New Securities pur-chasable by it upon tender thereof in accordance with the terms of this Agreement. The term "Purchaser" as used in this Agree-ment shall refer to and include each Purchaser substituted under this Section 8, with like effect as if said substituted Purchaser had originally been named in Schedule A.

          9. Indemnity by the Company. The Company agrees to indemnify, defend and and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim

(including the reasonable cost of investigation) which, jointly or severally, any such Purchaser or person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue state-ment of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effec-tive amendment thereof) or in the Prospectus (the term "Pro-spectus" for the purpose of this Section 9 shall be deemed to include any preliminary prospectus, the prospectus included in the Registration Statement at the time it became effective, the Prospectus, the Prospectus as amended or supplemented and any document incorporated by reference therein pursuant to Item 12 of Form S-3), or arises out of or is based upon any alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or neces-sary to make the statements made in such Registration Statement not misleading or necessary to make the statements in such Pro-spectus, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in infor-mation furnished in writing to the Company through you for use in such Registration Statement or in such Prospectus or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through you to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. The Company's agreement to indem-nify or reimburse any such Purchaser or person with respect to any such loss, expense, liability or claim is expressly condi-tioned upon its being notified of the action in connection therewith brought against such Purchaser or person by letter or telegram addressed to the Company within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon such Purchaser or person (or after he shall have received notice of such service upon any agent designated by him) but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Purchaser or per-son otherwise than on account of the indemnity agreement con-tained in this Section 9. The Company shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim and the Purchaser or person against whom such suit is brought shall be entitled to participate in such investigation and defense. If the Company assumes the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by the Company and satisfactory to such Purchaser or person, and in such case such Purchaser or person shall bear the expense of his investigation and the fees and expenses of any additional counsel retained by him, except those incurred after notifying the Company of such claim and prior to being advised by the Company of its intention to assume such investigation or defense. If the Company does not assume the investigation of any such claim or the defense of any such suit, or if the Company shall agree in writing to pay such fees and expenses, or if such Purchaser or person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those avail-able to the Company, the Company will reimburse such Purchaser or person for the reasonable fees and expenses of any counsel retained by him; provided, however, that in such event the Com-pany shall be entitled, at its own expense, to participate in the investigation or defense.

          The Company's indemnity agreement contained in this
Section 9 and its warranties and representations in this Agree-ment shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or control-ling person, and shall survive any termination of this Agree-ment or the issue and delivery of the New Securities.

          The Company agrees promptly to notify the Purchasers of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the New Securities, or such Regis-tration Statement or Prospectus.

          10.  Warranties of and Indemnity by Purchasers.

          (a) Each Purchaser warrants and represents that the information furnished in writing to the Company through you for use in the Registration Statement or in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such informa-tion required to be stated therein or necessary to make such information when used in such Registration Statement not mis-leading, or necessary to make such information when used in such Prospectus, in the light of the circumstances under which it was used, not misleading. Each Purchaser, in addition to any other information furnished to the Company through you for use in the Registration Statement and Prospectus, hereby autho-rizes you to furnish to the Company the information with regard to the terms of offering of the New Securities by such Pur-chaser, for use in the Registration Statement.

          (b) Each Purchaser severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in infor-mation furnished in writing to the Company through you for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof), or in the prospectus (or in the Prospectus as amended or supplemented), or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through you to state a material fact in connec-tion with such information required to be stated therein or necessary to make such information when used in such Registra-tion Statement not misleading, or necessary to make such infor-mation when used in such Prospectus, in the light of the cir-cumstances under which it was used, not misleading. The agree-ment of such Purchaser to indemnify or reimburse the Company or any such person with respect to any such loss, expense, lia-bility or claim is expressly conditioned upon such Purchaser being notified of the action in connection therewith brought against the Company or any such person, by letter or telegram addressed to you, within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon the Company or any such person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Purchaser shall not relieve such Purchaser from any liability which it may have to the Company or any such person otherwise than on account of the indemnity agreement contained in this
Section 10(b). Such Purchaser shall be entitled to assume the investigation of any liability or claim and the defense of any suit brought to enforce any such liability or claim, if such liability or claim is based solely upon such alleged misstate-ment or omission on the part of such Purchaser, and the Company or any person against whom such action is brought shall be entitled to participate in such investigation and defense. If such Purchaser shall be entitled to assume and does assume the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by such Pur-chaser and satisfactory to the Company or such person, and in such case the Company or such person shall bear the expense of its investigation and the fees and expenses of any additional counsel retained by it except those incurred after notifying such Purchaser of such claim and prior to being advised by such Purchaser of its intention to assume such investigation or defense. If such Purchaser shall be entitled to assume but does not assume the investigation of any such claim or the defense of any such suit, or if such Purchaser shall agree in writing to pay such fees and expenses, or if the Company or such person shall reasonably conclude that there may be defenses available to it or him which are different from or in addition to those available to such Purchaser, such Purchaser will reimburse the Company or such person for the reasonable fees and expenses of any counsel retained by it; provided, how-ever, that in such event, such Purchaser shall be entitled, at its own expense, to participate in the investigation or defense.

          The indemnity agreement on the part of such Purchaser contained in this Section 10(b) and the warranties and repre-sentations of such Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issue and delivery of the New Securities.

          Each Purchaser agrees promptly to notify the Company and each other Purchaser of the commencement of any litigation or proceedings against such Purchaser in connection with the issue and sale of the New Securities, or such Registration Statement or Prospectus.

          11.  Contribution by the Company and the Purchasers.

          (a) If the indemnification provided for in Section 9 or Section 10 is unavailable to an indemnified party under such Sections in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable consideration. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Prospectus or Prospectus Supple-ment with respect to the New Securities if the same be so set forth. The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information sup-plied by the Company or by the Purchasers through you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses rea-sonably incurred by such party in connection with investigating or defending any claim or action.

          (b) The Company and Purchasers agree that it would not be just and equitable if contribution pursuant to this Sec-tion 11 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 11, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omis-sion or alleged omission. No person guilty of fraudulent mis-representation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 11 are sev-eral in proportion to their respective underwriting commitments and not joint.

          (c)  The contribution agreement contained in this
Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser, or any person who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the New Securities.

          12. Notices. All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following address, or be sent by telegram to the following address: if to the Purchasers or you, to you at your address as it appears in the Purchase Agreement, and if to the Company, to the Company at 625 Liberty Avenue, CNG Tower, Pittsburgh, Pennsylvania 15222-3199.

          13. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Pur-chasers and the Company, and the directors, officers and con-trolling persons referred to in Sections 9, 10 and 11 hereof, and their respective successors, assigns, executors and admin-istrators and no other person shall acquire or have any right under or by virtue of this Agreement.

          The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement. The term "Purchasers", "persons", "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "suc-cessor" to any Purchaser shall not include any subsequent holder of the New Securities merely by reason of such holding.

          14. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          15. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the sig-natures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

               CONSOLIDATED NATURAL GAS COMPANY
                      PURCHASE AGREEMENT
                        DEBT SECURITIES


                                   Dated:  ____________________

Consolidated Natural Gas Company
625 Liberty Avenue
CNG Tower
Pittsburgh, Pennsylvania 15222-3199

Dear Sirs:

          Referring to the debt securities of Consolidated Natural Gas Company (the "Company") covered by Registration
Statement No. 33-              (the "Registration Statement"),
on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and con-ditions herein set forth, the purchasers named in Schedule A hereto ("Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, $_____________ aggregate principal amount of ____% _________
due _____ (the "New Securities") in the respective principal amounts set forth opposite the names of the Purchasers on Schedule A hereto.

          The price at which the New Securities shall be pur-chased from the Company by the Purchasers shall be __% of the principal amount thereof [plus accrued interest from __________].1 The new Securities will be offered as set forth in the Prospectus Supplement relating to such New Securities.

     The New Securities will have the following terms2:

     Interest Rate:  _____% per annum accruing from ________
     Interest Payment Dates:  ____ and ____ commencing _______
     Maturity:  ____________
     Redemption Provisions:2

     Mandatory and Optional
     Sinking Fund
     Provisions:2
___________________

1    To be included or deleted as appropriate.

2 To be either described in the Prospectus and the Prospec-tus Supplement for the New Securities or included in this Agreement.

          All of the provisions contained in the document enti-tled "Consolidated Natural Gas Company Standard Purchase Agree-ment Provisions - Debt Securities," a copy of which has been filed as Exhibit 1 to the Registration Statement and has been previously furnished to us, are hereby incorporated by refer-ence in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          The "time of purchase" (as defined in Section 3 of the aforementioned Standard Purchase Agreement Provisions) shall be ____________________.

          [The payment for the New Securities shall be made in ________________________ funds.]3

          [The place at which the New Securities shall be pur-chased shall be _______________.]3

          Notices to the [Purchasers] [Representatives]3 shall be sent to the following addresses:



          [We represent that we are authorized to act for the several Purchasers named in Schedule A hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Purchasers.]4








__________________

3  To be completed and included as appropriate.

4 To be included if the Purchase Agreement is being executed by one or more Purchasers acting as Representatives for pur-poses of this Agreement.

          If the foregoing is in accordance with your under-standing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                              Very truly yours,



                              By_______________________


                              By_______________________
                                  [Acting on behalf of and as
                                  Representative of the several
                                  Purchasers named in Schedule
                                  A hereto.]5


The foregoing Purchase Agreement is hereby confirmed as of the date first above written.

CONSOLIDATED NATURAL GAS COMPANY


By______________________________














__________________

5  To be completed and included as appropriate.

                            SCHEDULE A


                                                 Principal
Name of Purchasers                         Amount of Securities